                              THE DII GROUP, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                     SPECIAL MEETING,                , 2000

     The undersigned hereby appoints Ronald R. Budacz and Carl R. Vertuca, Jr. as proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Special Meeting of Stockholders of The DII Group,
Inc. to be held on                , 2000, and at any adjournment, all shares of
stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

                                          Date:
      -------------------------------------------------------------------------,
                                          2000

                                          Signature:
     ---------------------------------------------------------------------------

     THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.   Proposal to approve and adopt the Agreement      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
     and Plan of Merger dated November 22, 1999
     among Flextronics International Ltd., Slalom
     Acquisition Corp., a wholly owned subsidiary
     of Flextronics, and The DII Group, Inc., and
     to approve the merger.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE